UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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Emulex Corporation
(Name of Registrant as Specified in Its Charter)
Broadcom Corporation
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On April 21, 2009 Scott A. McGregor, President and Chief Executive Officer of Broadcom, sent the following e-mail to all Broadcom employees:
Broadcom Colleagues:
Today is an exciting day as we have announced our intention to do our first public company acquisition—as we presented a public letter to the board of Emulex Corporation explaining the substantial strategic and financial benefits of combining our two companies.
For some time, we’ve been looking at opportunities to work more closely with our server customers that use Fibre Channel and also want to leverage the advantages of Ethernet, using technology known as Fibre Channel over Ethernet (FCoE). We view the opportunity to acquire Emulex’s FCoE technology as strategic to our goal of enabling us to establish ourselves as leaders in the future of converged networking products.
We identified Emulex as a possible partner due to their deep Fibre Channel experience. Our rationale to acquire Emulex is twofold:
1) Broadcom and Emulex combined can offer the execution capability and technology to accelerate Fibre Channel and Ethernet convergence, which offers significant benefits to our customers and industry.
2) This acquisition will benefit both Broadcom and Emulex shareholders. Emulex shareholders benefit immediately as they would receive a cash offer at a substantial premium. Our shareholders will benefit as we capitalize on the exceptional opportunities for profitable growth of this combination.
You may ask why we have made our offer publicly, rather than work with Emulex management and board of directors to negotiate a transaction, as we would have preferred. The answer is that we did try to work with the Emulex board and management, but we were disappointed when they cut off our attempt to initiate discussions without fully exploring this tremendous opportunity. We believe this proposal is so compelling that it is important for Emulex shareholders to evaluate it themselves. We are of course, eager to enter into mutually beneficial negotiations with Emulex’s board and management so we can achieve the substantial benefits of this combination for customers, shareholders, and employees in a collaborative and constructive way. However, your board and your management team are fully prepared to submit our proposal directly to Emulex’s stockholders for their approval if that is necessary.
The attached announcement and letter to the Emulex Board of Directors highlights many of the growth opportunities, strategic alignments, advantages to customers, and advantages to the employees of both companies we believe would result from this combination. We are very excited about this combination and look forward to working together with Emulex management and employees to meet our customers’ converged networking products needs.
One more note: This proposed acquisition of a public company does require that we all observe some very specific communication guidelines that affect how and what we communicate internally and externally. Please review the attached Do’s and Don’ts related to communication and this type of transaction. It is essential that we all follow these guidelines.
We have scheduled our quarterly employee All Hands meeting tomorrow, April 22 at 9:00 am, Pacific Time. Please see the Broadcom Intranet for instructions on how to listen in, hear a replay, submit questions, or attend in person.
Please join us to hear more about this, Broadcom’s Q1 earnings results and other Broadcom news.
Scott
* * *
     This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. No tender offer for the shares of Emulex Corporation has commenced at this time. In connection with the proposed transaction, Broadcom may file tender offer documents with the U.S. Securities and Exchange Commission (“SEC”). Any definitive tender offer documents will be mailed to shareholders of Emulex. INVESTORS AND SECURITY HOLDERS OF EMULEX ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Broadcom through the Web site maintained by the SEC at http://www.sec.gov.
     This communication does not constitute a solicitation of any vote or approval. No proxy solicitation has commenced at this time. In connection with the proposed transaction, Broadcom may file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”). Any definitive proxy statement will be mailed to shareholders of Emulex. INVESTORS AND SECURITY HOLDERS OF EMULEX ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT

INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Broadcom through the Web site maintained by the SEC at http://www.sec.gov.
     Broadcom and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Broadcom’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 4, 2009, and its proxy statement for its 2009 annual meeting of shareholders, which was filed with the SEC on March 30, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in any proxy statement and other relevant materials to be filed with the SEC when they become available.
     All statements included or incorporated by reference in this release other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words.
     These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition include the possibility that Broadcom will not pursue a transaction with Emulex and the risk factors discussed in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.
     Broadcom ®, the pulse logo, Connecting everything ®, and the Connecting everything logo are among the trademarks of Broadcom and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.